UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

 SCYNEXIS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, Suite 3610

Jersey City, New Jersey 07302-6548

(Address of principal executive offices, including zip code)

(201)-884-5485

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01Regulation FD Disclosure.

SCYNEXIS, Inc. (the “Company”) will be attending investor conferences and conducting investor meetings during the first quarter of 2018. In connection with these meetings, the Company intends to discuss the slide presentation attached as Exhibit 99.1 (the "Corporate Presentation") to this current report on Form 8-K (the "Current Report"). The Company’s current development strategy and outlook for its lead product candidate, SCY-078, is described in the Corporate Presentation.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 7.01 in this report (including the Corporate Presentation) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Corporate Presentation be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. This Current Report will not be deemed a determination or an admission as to the materiality of any information in the Corporate Presentation that is required to be disclosed by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description
99.1	Corporate Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Dated: January 8, 2018	By:	/s/ Eric Francois
Eric Francois
Chief Financial Officer